                                                                   EXHIBIT 10.33

                                 PROMISSORY NOTE

U.S. $2,458,000.00                                           December 15, 2005

            FOR VALUE RECEIVED, Cole Operating Partnership II, LP, a Delaware limited partnership ("Borrower"), hereby promises to pay to the order of Series C, LLC, a Delaware limited liability company ("Lender"), at the office of Lender located at 2555 E. Camelback Road, Suite 400, Phoenix, AZ 85255, the principal amount of $2,458,000.00, together with interest on the principal balance outstanding hereunder, from (and including) the date of disbursement until (but not including) the date of payment, at a per annum rate equal to the Stated Interest Rate specified below or, to the extent applicable, the Default Interest Rate specified below, in accordance with the following terms and conditions:

      1. Contracted For Rate of Interest. The contracted for rate of interest of the indebtedness evidenced hereby, without limitation, shall consist of the following:

            (a) The Stated Interest Rate (as hereinafter defined), as from time to time in effect, calculated daily on the basis of actual days elapsed over a 360-day year, applied to the principal balance from time to time outstanding hereunder;

            (b) The Default Interest Rate (as hereinafter defined), as from time to time in effect, calculated daily on the basis of actual days elapsed over a 360-day year, applied to the principal balance from time to time outstanding hereunder; and

            (c) All Additional Sums (as hereinafter defined), if any.

Borrower agrees to pay an effective contracted for rate of interest which is the sum of the Stated Interest Rate referred to in Subsection 1(a) above, plus any additional rate of interest resulting from the application of the Default Interest Rate referred to in Subsection 1(b) above, and the Additional Sums, if any, referred to in Subsection 1(c) above.

      2. Stated Interest Rate. Except as provided in Section 3 below, interest shall accrue on the principal balance outstanding hereunder during each Interest Period (as hereinafter defined) at the Stated Interest Rate. The Stated Interest Rate shall be a rate per annum equal to the 1-month LIBOR plus 2.0%. "Interest Period" means each period commencing on the first day of the calendar month and ending on the first day of the next succeeding calendar month; provided (i) the first Interest Period shall commence on the date hereof and (ii) any Interest Period that would otherwise extend past the maturity date of this Note shall end on the maturity date of this Note. "LIBOR" means, with respect to each Interest Period, the rate for U.S. dollar deposits with a maturity equal to the number of months specified above, as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before such Interest Period begins, or, in the case of the first Interest Period, the second London business day before the first day of the calendar month during which such Interest Period begins (or if not so reported, then as determined by the Lender from another recognized source or interbank quotation).

      3. Default Interest Rate. The Default Interest Rate shall be the Stated Interest Rate plus 4.0% per annum. The principal balance outstanding hereunder from time to time shall bear interest at the Default Interest Rate from the date of the occurrence of an Event of Default (as hereinafter defined) hereunder until the earlier of: (a) the date on which the principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, are paid in full; or (b) the date on which such Event of Default is timely cured in a manner satisfactory to Lender, (i) if Borrower is specifically granted a right to cure such Event of Default in any of the Loan Documents (as hereinafter defined) or (ii) if no such right to cure is specifically granted, then Lender, in its sole and absolute discretion, permits such Event of Default to be cured.

      4. Payment. Accrued interest under this Note shall be due and payable in consecutive monthly payments, commencing on January 1, 2006, and continuing on the same day of each month thereafter until the Note is paid in full. In any event, the principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, if not sooner paid as provided herein or in any of the Loan Documents, shall be due and payable on June 30, 2006.

      5. Application and Place of Payments. Payments received by Lender with respect to the indebtedness evidenced hereby shall be applied in such order and manner as Lender in its sole and absolute discretion may elect. Unless otherwise elected by Lender, all such payments shall first be applied to accrued and unpaid interest at the Stated Interest Rate and, to the extent applicable, the Default Interest Rate, next to the principal balance then outstanding hereunder, and the remainder to any Additional Sums or other costs or added charges provided for herein or in any of the Loan Documents. Payments hereunder shall be made at the address for Lender first set forth above, or at such other address as Lender may specify to Borrower in writing.

      6. Prepayments. Payments of principal hereof may be made at any time, or from time to time, in whole or in part, without penalty, provided that all previously matured interest and other charges accrued to the date of prepayment are also paid in full. Notwithstanding any partial prepayment of principal hereof, there will be no change in the due date or amount of scheduled payments due hereunder unless Lender, in its sole and absolute discretion, agrees in writing to such change.

      7. Events of Default; Acceleration. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder, and upon such Event of Default, the entire principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, at the election of Lender, shall become immediately due and payable, without any notice to Borrower:

            (a) Nonpayment of principal, interest or other amounts when the same shall become due and payable hereunder;

            (b) The failure of Borrower to comply with any provision of this Note;

            (c) The failure of Borrower to comply with any provision of any document, instrument or agreement executed in connection with the indebtedness evidenced hereby including, without limitation, the Security Agreement, of even date herewith, executed by Borrower, as grantor, and Lender, as secured party, wherein Borrower granted a security interest in all of its right, title and interest in the limited liability company membership interests of Cole WG St. Louis MO Portfolio, LLC ("Cole WG St. Louis MO"), or any other security document executed in connection with this Note (collectively, the "Loan Documents") if such failure is not cured within 30 days after written notice by Lender to Borrower, as applicable;

            (d) The dissolution, winding-up or termination of the existence of Borrower or Cole WG St. Louis MO;

            (e) The calling of a meeting of the creditors of Borrower or Cole WG St. Louis MO or the making by Borrower or Cole WG St. Louis MO of an assignment for the benefit of its creditors; or

            (f) The filing by Borrower or WG St. Louis MO of a petition or application for relief under federal bankruptcy law or any similar state or federal law.

      8. Additional Sums. All fees, charges, goods, things in action or any other sums or things of value, other than the interest resulting from the Stated Interest Rate and the Default Interest Rate, as applicable, paid or payable by Borrower (collectively, the "Additional Sums"), whether pursuant to this Note, the Loan Documents or any other document or instrument in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that, under the laws of the State of Arizona, may be deemed to be interest with respect to this lending transaction, for the purpose of any laws of the State of Arizona that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Borrower as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the Additional Sums. Borrower understands and believes that this lending transaction complies with the usury laws of the State of Arizona; however, if any interest or other charges in connection with this lending transaction are ever determined to exceed the maximum amount permitted by law, then Borrower agrees that: (a) the amount of interest or charges payable pursuant to this lending transaction shall be reduced to the maximum amount permitted by law; and (b) any excess amount previously collected from Borrower in connection with this lending transaction that exceeded the maximum amount permitted by law, will be credited against the principal balance then outstanding hereunder. If the outstanding principal balance hereunder has been paid in full, the excess amount paid will be refunded to Borrower.

      9. Waivers. Except as set forth in this Note or the Loan Documents, to the extent permitted by applicable law, Borrower, and each person who is or may become liable hereunder, severally waive and agree not to assert: (a) any exemption rights; (b) demand, diligence, grace, presentment for payment, protest, notice of nonpayment, nonperformance, extension, dishonor, maturity, protest and default; and (c) recourse to guaranty or suretyship defenses (including, without limitation, the right to require the Lender to bring an action on this Note). Lender may extend the time for payment of or renew this Note, release collateral as security for the indebtedness evidenced hereby or release any party from liability hereunder, and any such extension, renewal, release or other indulgence shall not alter or diminish the liability of Borrower or any other person or entity who is or may become liable on this Note except to the extent expressly set forth in a writing evidencing or constituting such extension, renewal, release or other indulgence.

      10. Costs of Collection. Borrower agrees to pay all reasonable costs of collection, including, without limitation, attorneys' fees, whether or not suit is filed, and all costs of suit and preparation for suit (whether at trial or appellate level), in the event any payment of principal, interest or other amount is not paid when due. In the event of any court proceeding, attorneys' fees shall be set by the court and not by the jury and shall be included in any judgment obtained by Lender.

      11. No Waiver by Lender. No delay or failure of Lender in exercising any right hereunder shall affect such right, nor shall any single or partial exercise of any right preclude further exercise thereof.

      12. Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of Arizona, without regard to the choice of law rules of the State of Arizona.

      13. Time of Essence. Time is of the essence of this Note and each and every provision hereof.

      14. Amendments. No amendment, modification, change, waiver, release or discharge hereof and hereunder shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought.

      15. Severability. If any provision hereof is invalid or unenforceable, the other provisions hereof shall remain in full force and effect and shall be liberally construed in favor of Lender in order to effectuate the other provisions hereof.

      16. Binding Nature. The provisions of this Note shall be binding upon Borrower and the heirs, personal representatives, successors and assigns of Borrower, and shall inure to the benefit of Lender and any subsequent holder of all or any portion of this Note, and their respective successors and assigns. Lender may from time to time transfer all or any part of its interest in this Note and the Loan Documents, without notice to Borrower.

      17. Notice. Any notice or other communication with respect to this Note shall: (a) be in writing; (b) be effective on the day of hand-delivery thereof to the party to whom directed, one day following the day of deposit thereof with delivery charges prepaid, with a national overnight delivery service, or two days following the day of deposit thereof with postage prepaid, with the United States Postal Service, by regular first class, certified or registered mail; (c) if directed to Lender, be addressed to Lender at the office of Lender set forth above, or to such other address as Lender shall have specified to Borrower by like notice; and (d) if directed to Borrower, be addressed to Borrower at the address for Borrower set forth below Borrower's name, or to such other address as Borrower shall have specified by like notice.

      18. Section Headings. The section headings set forth in this Note are for convenience only and shall not have substantive meaning hereunder or be deemed part of this Note.

      19. Construction. This Note shall be construed as a whole, in accordance with its fair meaning, and without regard to or taking into account any presumption or other rule of law requiring construction against the party preparing this Note.

      IN WITNESS WHEREOF, Borrower has executed this Note as of the date first set forth above.

                                 COLE OPERATING PARTNERSHIP II,
                                 LP, a Delaware limited partnership

                                 By: Cole Credit Property Trust II, Inc., a
                                     Maryland corporation, its general partner

                                     By: /S/  John M. Pons
                                         -------------------------------------
                                     Name: John M. Pons
                                     Title: Secretary

                                 Address of Borrower:

                                 2555 E. Camelback Road, Suite 400
                                 Phoenix, AZ 85016